As filed with the Securities and Exchange Commission on October 21, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

QLT INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable

(I.R.S. Employer Identification Number)

887 Great Northern Way, Suite 250
Vancouver, British Columbia

Canada V5T 4T5
(604) 707-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Dori C. Assaly
Senior Vice President, Legal and Corporate Secretary
QLT INC.
887 Great Northern Way, Suite 250
Vancouver, British Columbia

Canada V5T 4T5
(604) 707-7000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Raymond O. Gietz, Esq. Frank R. Adams, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Janet Grove, Esq. Marion V. Shaw, Esq. Bull, Housser & Tupper LLP 1800 – 510 West Georgia Street Vancouver, British Columbia Canada V6B 0M3 (604) 687-6575

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”). (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered†		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common shares, no par value	25,588,397	(1)	$1.85	$47,338,534.45	$5,486.54
†

Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional securities of the registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.

(1)

Represents the number of common shares, no par value, to be issued to the selling shareholders named herein (including the maximum number of common shares issuable upon exercise of fully paid-up warrants and certain warrants exercisable at an exercise price of $0.01 per common share), in a private placement expected to close immediately prior to the consummation of the Merger (as defined herein).

(2)

Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common shares on the NASDAQ Global Select Market on October 17, 2016.

(3)			Calculated by multiplying the proposed maximum aggregate offering price by .0001159.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 21, 2016

PROSPECTUS

25,588,397 Common Shares

QLT INC.

Common Shares

This prospectus relates to the common shares, without par value, of QLT Inc., a corporation incorporated under the laws of British Columbia (the “Company”). As previously announced, on June 14, 2016, the Company, and Aegerion Pharmaceuticals, Inc., a Delaware corporation (“Aegerion”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) pursuant to which, an indirect wholly-owned subsidiary of the Company will be merged with and into Aegerion, with Aegerion surviving as an indirect wholly-owned subsidiary of the Company (the “Merger”). It is also anticipated that our name will be changed to “Novelion Therapeutics Inc.” upon consummation of the Merger.

In connection therewith, on June 14, 2016, the Company and the selling shareholders named in this prospectus entered into a unit subscription agreement (as amended, the “Unit Subscription Agreement”), pursuant to which, immediately prior to the consummation of the Merger, the Company will issue to the selling shareholders in a private placement (the “Private Placement”) certain units of the Company (the “Units”) at a purchase price per Unit of $1.76 and an aggregate subscription price of $21,760,000. The Units comprise (i) 12,363,636 of our common shares (including up to 2,840,909 of our common shares issuable upon exercise of fully paid-up warrants) and (ii) warrants exercisable for a maximum of 13,224,761 of our common shares at an exercise price of $0.01 per common share. The Unit Subscription Agreement also provides that we are required to prepare and cause to be filed with the SEC the registration statement on Form S-3, of which this prospectus is a part, registering the resale of such common shares.

The selling shareholders identified in this prospectus or in a prospectus supplement may offer and sell up to the 25,588,397 of our common shares described above, from time to time, in one or more offerings, at prices and on terms that will be determined at the time of any such offering. You should carefully read this prospectus, as well as the documents incorporated by reference herein, before you invest in our common shares. This prospectus relates solely to sales of our common shares by the selling shareholders. We will not receive any proceeds from the sale of our common shares to be offered by the selling shareholders.

Our common shares may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Our common shares offered by this prospectus and any accompanying prospectus supplement may be offered by the selling shareholders directly to investors or to or through underwriters, dealers or other agents. To the extent required, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling shareholders, including setting forth the names of any underwriters, dealers or agents involved in any such offering and any applicable fees, commissions or discount arrangements, as applicable.

Our common shares are traded on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “QLTI” and on the Toronto Stock Exchange (the “TSX”) under the symbol “QLT.”

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 7 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), using the “shelf” registration process. Under the shelf registration process, the selling shareholders may sell the common shares described in this prospectus in one or more offerings from time to time.

This prospectus describes the general manner in which the selling shareholders may sell our common shares. To the extent required, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling shareholders, including setting forth the names of any underwriters, dealers or agents involved in any such offering and any applicable fees, commissions or discount arrangements, as applicable. Any such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

In this prospectus, except where the context suggests otherwise, the terms “QLT,” “we,” “our,” “the Company” and “us” refer to QLT Inc., a corporation incorporated under the laws of British Columbia, and its consolidated subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor the selling shareholders have authorized any person to provide you with any information or represent anything about us or this offering that is not contained or incorporated by reference in this prospectus and any prospectus supplement. If given or made, any such other information or representation should not be relied upon as having been authorized by us or the selling shareholders. The selling shareholders are not making an offer to sell our common shares in any jurisdiction where an offer or sale is not permitted.

Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We and Aegerion file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials filed with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings and those of Aegerion are also available to the public on the SEC’s Internet site at www.sec.gov. We also file with the Canadian Securities Administrators (the “CSA”) the materials we file with the SEC and such materials may be found on the CSA’s Internet site at www.sedar.com. Our SEC filings can also be found on our website at www.qltinc.com. Aegerion’s SEC filings are posted on its website at www.aegerion.com. However, the information on or accessible through our website or Aegerion’s website is not a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 with respect to the common shares offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common shares offered hereby, reference is made to the registration statement.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us or about Aegerion by referring you to another document filed separately with the SEC by us or by Aegerion. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports (or the sections thereof) listed below (other than portions of these documents that are deemed to have been furnished and not filed):

•                                          our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016 (as amended by the Form 10-K/A filed on April 29, 2016);

•                                          our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 5, 2016 and August 9, 2016, respectively;

•                                          our Current Reports on Form 8-K filed with the SEC on January 13, 2016, February 5, 2016, February 25, 2016, March 22, 2016, March 28, 2016, April 4, 2016, April 11, 2016, April 22, 2016, May 2, 2016, May 5, 2016, June 15, 2016, June 16, 2016 and amended on June 17, 2016, June 23, 2016, August 9, 2016, September 16, 2016 and October 20, 2016;

•                                          the information included within the Joint Proxy Statement/Prospectus, which is part of the Registration Statement on Form S-4 (File No. 333-212971) initially filed by us and Aegerion with the SEC on August 8, 2016 and declared effective on October 6, 2016 (the “Joint Proxy Statement/Prospectus”), set forth under the headings “Risk Factors,” “The Unit Subscription Agreement,” “The Warrant Agreement” and “Unaudited Pro Forma Condensed Combined Financial Statements” (including the notes related thereto); and

•                                          the description of our common shares contained in our Registration Statement on Form F-1 filed on September 25, 1989, including any amendments or reports filed for the purpose of updating such description.

This prospectus also incorporates by reference the following reports previously filed with the SEC by Aegerion:

•                                          Aegerion’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016 (not including Part III thereof);

•                                          Aegerion’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 16, 2016 and August 9, 2016, respectively; and

•                                          Aegerion’s Current Reports on Form 8-K filed on January 11, 2016, February 3, 2016 and amended on February 17, 2016, February 11, 2016, February 29, 2016, March 10, 2016, March 22, 2016, May 12, 2016, June 1, 2016, June 15, 2016, July 5, 2016, July 20, 2016, August 8, 2016, October 3, 2016 and October 20, 2016.

We also incorporate by reference the information contained in all other documents we and Aegerion file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements of exhibits relating thereto furnished pursuant to Item 9.01)) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:

QLT INC.
887 Great Northern Way, Suite 250
Vancouver, British Columbia
Canada V5T 4T5
(604) 707-7000
Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and in any prospectus supplement contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act and Section 21E of the Exchange Act and “forward looking information” within the meaning of the Canadian securities legislation, which are based on our current expectations and projections. Words such as “anticipate,” “project,” “potential,” “goal,” “believe,” “expect,” “forecast,” “outlook,” “plan,” “intend,” “estimate,” “should,” “may,” “assume,” “continue” and variations of such words or similar expressions are intended to identify our forward-looking statements and forward-looking information.

Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements and forward-looking information. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying the forward-looking statements and forward-looking information.

Examples of forward-looking statements include, but are not limited to, the statements that: (i) we make in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016 (as amended by the Form 10-K/A filed on April 29, 2016), and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 5, 2016 and August 9, 2016, respectively; (ii) Aegerion makes in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 16, 2016 and August 9, 2016, respectively; and (iii) we and Aegerion make in “Risk Factors” in the Joint Proxy Statement/Prospectus, in each case, as incorporated by reference into this prospectus.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements and forward-looking information:

•                  the risk that the consummation of the Merger may be unduly delayed thereby resulting in potential disruptions to our business and relationships, which may negatively impact our share price and future business and financial results;

•                  the possibility that the anticipated benefits of the proposed Merger, including expected synergies and other benefits, cannot be fully realized or may take longer to realize than expected;

•                  the possibility that costs or difficulties related to the integration of the businesses of QLT and Aegerion will be greater than expected;

•                  the expected accounting treatment for the Merger;

•                  the market price of our common shares following the Merger may be affected by factors different from those currently affecting the shares of QLT and Aegerion;

•                  the resolution of ongoing investigations and litigation of Aegerion;

•                  the ability of Aegerion to achieve the anticipated benefits and savings from its restructuring plan;

•                  the ability of the companies following the Merger to commercialize their products in line with the companies’ expectations;

•                  the ability of the companies following the Merger to complete strategic acquisitions, partnerships and licensing arrangements with third parties that enable the companies to successfully develop and commercialize existing products and expand the companies’ product portfolios;

•                  the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners;

•                  the impact of legislative, regulatory, competitive and technological changes, including changes in tax laws or interpretations that could increase our consolidated tax liabilities, including the risk that we may be treated as a domestic corporation for U.S. federal income tax purposes following the Merger;

•                  risks associated with the timing, cost, regulatory approvals and development of our technology and clinical trials;

•                  existing governmental laws and regulations and changes in, or the failure to comply with, governmental laws and regulations;

•                  the scope, validity and enforceability of our and third party intellectual property rights;

•                  the anticipated timing for receipt of, and our ability to obtain and, if applicable, maintain, orphan drug designations and/or qualification as a new chemical entity for our synthetic retinoid;

•                  any earn-out payments and other contingent consideration due in connection with acquisitions;

•                  our ability to effectively market and sell any future products;

•                  changes in estimates of prior years’ tax items and results of tax audits by tax authorities;

•                  unanticipated future operating results; and

•                  the other factors that are described under “Risk Factors” below and the risk factors set forth in any prospectus supplement and in the documents incorporated by reference herein and therein, and any other risk factors as detailed from time to time in our reports filed with the SEC, which you are encouraged to review.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus, any prospectus supplement or any document incorporated by reference herein. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

OUR COMPANY

We are a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid (“QLT091001”), for the treatment of certain age-related and inherited retinal diseases caused by retinal pigment epithelium protein 65 (“RPE65”) and lecithin: retinol acyltransferase (“LRAT”) gene mutations.

We are currently investigating QLT091001 for the treatment of inherited retinal disease caused by RPE65 and LRAT mutations, which indication comprises Leber Congenital Amaurosis and Retinitis Pigmentosa. We are currently working towards initiating a pivotal, Phase 3 multi-center, placebo-controlled and double-blinded clinical study for this indication. The objective of this study will be to further evaluate the efficacy (with particular reference to changes in visual field and visual acuity) and safety of QLT091001, with a goal of supporting future application for full approval of QLT091001 for this indication to the European Medicines Agency and the U.S. Food and Drug Administration (the “FDA”).

This prospectus incorporates important business and financial information about us from other documents that are incorporated by reference; see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

Corporate Information

We are a corporation incorporated under the laws of British Columbia and headquartered in Vancouver, British Columbia, Canada. Our principal executive office is located at 887 Great Northern Way, Suite 250, Vancouver, B.C., Canada, V5T 4T5. Our telephone number at our principal executive office is (604) 707-7000. Our corporate website is www.qltinc.com. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus.

AEGERION

Aegerion, a Delaware corporation, is a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases.

Aegerion’s first product, lomitapide, received marketing approval under the brand name JUXTAPID® (lomitapide) capsules (“JUXTAPID”), from the FDA on December 21, 2012, as an adjunct to a low-fat diet and other lipid-lowering treatments, including low-density lipoprotein apheresis where available, to reduce low-density lipoprotein cholesterol, total cholesterol, apolipoprotein B and non-high-density lipoprotein cholesterol in adult patients with homozygous familial hypercholesterolemia (“HoFH”). Aegerion launched JUXTAPID in the United States in late January 2013. In July 2013, Aegerion received marketing authorization for lomitapide in the European Union (the “EU”), under the brand name LOJUXTA® (lomitapide) hard capsules, as a treatment for adult patients with HoFH. Lomitapide is also approved for the treatment of adult HoFH in Mexico, Canada, Taiwan, South Korea, Japan and a small number of other countries. Pricing and reimbursement approval has not yet been received in many of the countries in which the product is approved. As a result of the failure to obtain pricing and reimbursement approval and other factors, in July 2016, Aegerion announced its intent to withdraw lomitapide from the EU and certain other global markets. Lomitapide is also sold on a named patient basis in Brazil and in a limited number of other countries as a result of the approval of lomitapide in the United States or the EU.

Aegerion acquired its second product, metreleptin, from Amylin Pharmaceuticals, LLC (“Amylin”) and AstraZeneca Pharmaceuticals LP, an affiliate of Amylin, in January 2015. Metreleptin, a recombinant analog of human leptin, is currently marketed in the United States under the brand name MYALEPT® (metreleptin) for injection (“MYALEPT”). MYALEPT received marketing approval from the FDA in February 2014 as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy. Metreleptin is also sold on a named patient basis in Brazil and Argentina as a result of the approval of metreleptin in the United States.

This prospectus incorporates important business and financial information about Aegerion from other documents that are incorporated by reference; see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and under the heading “Risk Factors” in any of our and Aegerion’s filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including, without limitation: (i) our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016 (as amended by the Form 10-K/A filed on April 29, 2016) and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016; (ii) Aegerion’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016; and (iii) the Joint Proxy Statement/Prospectus. The Risk Factors set forth therein are incorporated by reference in this prospectus. If any of these risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, results of operations or financial condition could be materially and adversely affected. In such an event, the trading price of our common shares could decline and you could lose part or all of your investment.

USE OF PROCEEDS

All common shares offered by this prospectus will be sold by the selling shareholders. We will not receive any proceeds from the sale of shares by the selling shareholders. The selling shareholders will pay any customary underwriting discounts and commissions and expenses incurred by such selling shareholder in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock is qualified by the more complete description contained in our articles, which are included as an exhibit to the registration statement on Form S-3 of which this prospectus forms a part, and is subject to the provisions of the Business Corporations Act (British Columbia) (the “BCA”).

Authorized Capitalization

Our authorized share capital consists of (i) 500,000,000 common shares, without par value, and (ii) 5,000,000 first preference shares, without par value. As of September 20, 2016, 52,829,398 common shares and no first preference shares were issued and outstanding. Upon consummation of the Merger, it is expected that we will have issued and outstanding approximately (i) 92,612,362 common shares (including the 25,588,397 common shares registered under the registration statement on Form S-3 of which this prospectus forms a part) and (ii) no first preference shares.

Common Shares

The holders of common shares are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common shares on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Our articles do not provide for cumulative voting rights.

Shareholder resolutions are generally required to be approved by a majority of votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. However, the BCA and our articles require that certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances, liquidations, dissolutions, arrangements and sales, leases or dispositions of all, or substantially all, of our assets other than in the ordinary course of business, are required to be approved by a “special resolution,” with two-thirds of the votes cast by shareholders in person or by proxy.

Subject to the rights of the holders of first preference shares, the holders of common shares are entitled to receive, on a pro rata basis, such dividends as our board of directors may declare out of funds legally available therefor. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, holders of common shares are entitled to receive, on a pro rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of first preference shares. The common shares carry no conversion, sinking fund, redemption or preemption rights. All outstanding common shares are fully paid and non-assessable.

First Preference Shares

The first preference shares are issuable in series with such designation and special rights and restrictions, including with respect to the rate of preferential dividends, terms of redemption, conversion rights (if any), the terms of any share purchase plan or sinking fund and the restrictions (if any) respecting payment of dividends on any shares ranking junior to the first preference shares, as may be determined by the board of directors.

The first preference shares of each series have a preference over the common shares and any other shares ranking junior to the first preference shares with respect to payment of dividends and distribution of our assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purchase of winding up its affairs.

Exchange Controls and Other Limitations Affecting Holders of QLT Common Shares

Unless such offer constitutes an exempt transaction, an offer made by a person (an “offeror”) to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly or in concert with the offeror), would constitute 20% or more of the outstanding shares in a class, would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.

In addition to those takeover bid requirements noted above, the acquisition of our common shares may trigger the application of statutory regimes including the Competition Act (Canada) (the “Competition Act”) and the Investment Canada Act (Canada) (the “Investment Canada Act”).

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act. This legislation permits the Commissioner of Competition to review any acquisition of control over, or of a significant interest in, the Company. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

This legislation also requires any person who intends to acquire our common shares to file a notification with the Competition Bureau if certain financial thresholds are exceeded, and that person (and its affiliates) would hold more than 20% of our common shares. If a person (and its affiliates) already owns 20% or more of our common shares, a notification must be filed when the acquisition would bring that person’s holdings over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiry of a statutory waiting period, unless the Commissioner provides written notice that he or she does not intend to challenge the acquisition.

There is currently no limitation imposed by Canadian law or our articles on the right of non-residents to hold or vote our common shares, other than those imposed by the Investment Canada Act.

The Investment Canada Act requires each individual, government or agency thereof, corporation, partnership, trust or joint venture that is a “non-Canadian” who acquires “control” (in each case as defined in the Investment Canada Act) of an existing Canadian business, where the establishment or acquisition is not a reviewable transaction, to file a notification with Industry Canada. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada.

Under the Investment Canada Act, the acquisition of control of the Company (either through the acquisition of our common shares or of all or substantially all of our assets) by a non-Canadian who is a World Trade Organization member country investor, but not a state-owned enterprise, would be reviewable only if our enterprise value (as determined pursuant to the Investment Canada Act) exceeds CAD$600 million, which threshold will rise to CAD$800 million starting on April 24, 2017, to CAD$1 billion starting on April 24, 2019, and thereafter will increase on the basis of a formula prescribed under the Investment Canada Act to reflect changes in Canadian gross domestic product. If the acquisition of control of the Company is by a non-Canadian state-owned enterprise that is a World Trade Organization member country investor, the acquisition of control would be reviewable only if the value of our assets was equal to or greater than CAD$375 million for 2016, which threshold is subject to an annual adjustment on the basis of a formula prescribed under the Investment Canada Act to reflect changes in Canadian gross domestic product.

The acquisition of a majority of the voting interests of an entity or of a majority of the undivided ownership interests in the voting shares of an entity that is a corporation is deemed to be acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is deemed not to be acquisition of control of that corporation.

Other than in connection with a “national security” review, discussed below, certain transactions in relation to our common shares would be exempt from review from the Investment Canada Act, including:

•                  acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•                  acquisition of control of the Company in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act; and

•                  acquisition of control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control of the Company, through the ownership of voting interests, remains unchanged.

Under the national security regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada.” The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The relevant minister has broad discretion to determine whether an investor is a non-Canadian and may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis. The government has the power in a national security review to direct that the investment not be implemented, to direct that the investor provide undertakings or the investor implement the investment on prescribed terms or conditions and to order the investor to divest itself of the investment.

There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by the Company to non-resident holders of our common shares, other than withholding tax requirements.

Canadian Tax Matters

The following is a general summary of certain Canadian income tax consequences generally applicable to holders that are beneficial owners of common shares of the Company who, for purposes of the Income Tax Act (Canada) (the “Tax Act”), at all relevant times deal at arm’s length with and are not affiliated with the Company, are not resident or deemed resident in Canada, hold their shares as capital property, do not use or hold and are not deemed to use or hold their shares in or in the course of carrying on business in Canada, and are not insurers who carry on business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and those regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document, referred to herein as the Proposed Amendments, and the Company’s understanding of the current administrative practices of the Canada Revenue Agency. This summary does not take into account Canadian provincial income tax laws or the income tax laws of any country other than Canada, or take into account or anticipate any other changes in law or practice. There can be no assurance that the Proposed Amendments will be enacted in the form proposed or at all.

This summary is of a general nature only, is not intended nor should it be construed to be legal or tax advice to any particular holder of the Company’s capital stock and in particular does not take into account or anticipate the specific circumstances of any particular holder or address tax considerations peculiar to any holder subject to special provisions of the Tax Act. Accordingly, prospective holders of the Company’s capital stock should consult their own tax advisors with respect to their particular circumstances.

Dividends paid or credited (or deemed to have been paid or credited) on the Company’s capital stock to a non-resident of Canada are generally subject to Canadian withholding tax. Under the Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate may be subject to reduction under the provisions of a tax treaty between Canada and the country of which the holder is resident and entitled to the benefit thereof. Under the terms of the Canada-United States Income Tax Convention, 1980 (the “Convention”), the rate of non-resident withholding tax is generally reduced to 15% in the case of dividends paid or credited (or deemed to have been paid or credited) to a resident of the United States, within the meaning of the Convention, who is the beneficial owner of such dividends and entitled to the benefits under the Convention. In certain cases, the withholding rate under the Convention may be further reduced or eliminated.

Gains realized on the disposition of the Company’s capital stock by a non-resident of Canada will not generally be subject to tax under the Tax Act unless such capital stock is or is deemed to be “taxable Canadian property” within the meaning of the Tax Act and the non-resident is not entitled to relief under a tax treaty between Canada and the non-resident’s country of residence. The Company’s capital stock that is listed on a designated stock exchange (as defined in the Tax Act, which includes the NASDAQ and the TSX), will generally not be taxable Canadian property of the holder unless, at any time during the sixty-month period ending at the time of a disposition (i) any combination of (a) the holder, (b) persons with whom the holder did not deal at arm’s length, and (c) partnerships in which the holder or a person described in (b) holds an interest, directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of fair market value of the shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource property”, “timber resource property” (as defined in the Tax Act), or any option in respect of, or interest in such property, whether or not the property or properties exists. Notwithstanding the foregoing, shares may be deemed to be taxable Canadian property in certain circumstances.

Shareholder Rights Plan

We currently have no shareholder rights plan in place. The board of directors could adopt a shareholder rights plan at any future time, which plan must, pursuant to the rules of the TSX, be approved by shareholders within six months of its adoption.

Advance Notice Policy

We have an advance notice policy in place, adopted by our board of directors and ratified by our shareholders, pursuant to which, nominations for directors in addition to those presented by management for election at an annual or special meeting must be received the number of days in advance of the meeting specified in the policy. The purpose of the policy is to facilitate an orderly and efficient meeting at which shareholders may make an informed decision.

Listing

Our common shares are traded on the NASDAQ under the symbol QLTI and on the TSX under the symbol QLT.

Transfer Agent and Registrar

The Canadian transfer agent and registrar of QLT common shares is Computershare Investor Services Inc. at its principal office in Vancouver, British Columbia. The U.S. transfer agent and registrar for QLT common shares is Computershare Trust Company, Inc. at its offices in Golden, Colorado and New York, New York.

SELLING SHAREHOLDERS

The following table sets forth information with respect to the number of common shares (including the common shares issuable upon exercise of warrants) to be issued to each of the selling shareholders pursuant to the Unit Subscription Agreement that may be offered by each of them pursuant to this prospectus.

The descriptions of the Unit Subscription Agreement and of the warrants to be issued thereunder set forth under the headings “The Unit Subscription Agreement” and “The Warrant Agreement,” respectively, in each case, included within the Joint Proxy Statement/Prospectus, are hereby incorporated by reference into this prospectus. Such descriptions are qualified in their entirety by reference to the complete text of the (i) Unit Subscription Agreement (including the Investors’ Registration Rights set forth on Annex A attached thereto) and (ii) Form of Warrant Agreement, copies of which are included as Exhibits 10.1 and 10.2, respectively, to the registration statement on Form S-3 of which this prospectus forms a part.

The information set forth in the table below is based on information provided by or on behalf of the selling shareholders. Information concerning the selling shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling shareholders may offer all, some or none of their common shares. We cannot advise you as to whether the selling shareholders will in fact sell any or all of such common shares.

Other than Jason Aryeh, who is the Chairman of our board of directors, none of the selling shareholders listed below has, nor within the past three years has any of them had, any position, office or other material relationship with us or any of our predecessors or affiliates. In addition, other than as set forth in the table below, none of the selling shareholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common shares shown as beneficially owned by them. Percentage of current beneficial ownership is based on 52,829,398 common shares outstanding as of September 20, 2016. Common shares subject to options or warrants currently exercisable or exercisable within 60 days of September 20, 2016 are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

	Common shares beneficially owned prior to this offering (1)		Maximum number of common shares to be issued to the selling shareholders and offered hereby for their accounts (not including the common shares issuable upon exercise of warrants)	Maximum number of common shares to be offered hereby for the selling shareholders’ accounts issuable upon exercise of warrants to be issued to them		Common shares to be beneficially owned after this offering
Names of selling shareholders:	Number of shares	Percentage of shares	Number of shares (2)	Number of shares (2)		Number of shares (3)	Percentage of shares (4)
Deerfield Partners, L.P. (5)	—	—	375,000	401,119		—	—
Deerfield International Master Fund, L.P. (5)	—	—	477,273	510,515		—	—
JW Partners, LP (6)	1,244,953	2.36%	21,307	22,791		1,244,953	2.00%
JW Opportunities Master Fund, Ltd. (6)	348,040	*	7,102	7,597		348,040	*
Broadfin Healthcare Master Fund, LTD (7)	5,269,831	9.98%	0	5,879,687	(8)	5,269,831	8.45%
The K2 Principal Fund L.P. (9)	1,441,845	2.73%	568,182	607,756		1,441,845	2.31%
Healthcare Value Partners, LP (10)	2,157,200	4.08%	2,000,000	2,139,300		2,157,200	3.46%
Tiger Legatus Capital Management, LLC (11)	1,655,000	3.13%	142,045	151,939		1,655,000	2.65%
Jason Aryeh (12)	549,367	1.04%	1,136,364	1,215,511		549,367	*
Sarissa Capital Domestic Fund LP (13)	—	—	1,452,237	1,553,385		—	—
Sarissa Capital Offshore Master Fund LP (13)	—	—	1,388,672	1,485,392		—	—
Armistice Capital Master Fund, Ltd. (14)	1,147,455	2.17%	1,704,545	1,823,266		1,147,455	1.84%
Levcap Alternative Fund, L.P. (15)	58,122	*	79,783	85,340		58,122	*
Ulysses Partners, L.P. (15)	98,114	*	136,977	146,517		98,114	*
Ulysses Offshore Fund, Ltd. (15)	24,243	*	33,240	35,555		24,243	*

*Represents beneficial ownership of less than 1% of our outstanding common shares.

(1)

The number of common shares beneficially owned prior to this offering does not include the common shares or warrants to be issued to the selling shareholders in the Private Placement pursuant to the Unit Subscription Agreement. The percentage of common shares beneficially owned prior to this offering is computed on the basis of the number of common shares outstanding prior to the consummation of the Private Placement and the Merger.

(2)

Assumes that the selling shareholders dispose of all the common shares covered by this prospectus and do not dispose of any additional common shares, including any common shares or warrants to be issued in connection with the consummation of the Merger. The registration of these common shares does not necessarily mean that the selling shareholders will sell all or any portion of the common shares covered by this prospectus.

(3)

Because the selling shareholders may sell all, part or none of the common shares they hold, it is not possible to estimate the number of common shares that the selling shareholders will hold upon termination of any offering made hereby. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. For purposes of the table below, however, we have assumed that after termination of this offering, none of the common shares offered by this prospectus will be held by the selling shareholders. The number of common shares presented in this column does not include any common shares or warrants to be issued in connection with the consummation of the Merger.

(4)

The percentage of shares to be beneficially owned is computed on the basis of the approximately 62,352,125 common shares estimated to be issued and outstanding upon the consummation of the Private Placement, but prior to the consummation of the Merger. The percentage of common shares presented in this column does not include any common shares, or warrants to be issued in connection with the consummation of the Merger.

(5)

Deerfield Mgmt, L.P. is the general partner of each of Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. Deerfield Management Company, L.P. is the investment manager of each of Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the common shares of the Company to be acquired by Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. The business address of each of Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. is c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, NY 10017.

(6)

Jason Wild, the President of the Investment Advisor of each of JW Partners, LP and JW Opportunities Master Fund, Ltd., may be deemed to beneficially own the common shares held or to be acquired by each of them. The business address of each of them is 515 Madison Avenue, 14th Floor, New York, NY 10022.

(7)

Kevin Kotler is the managing member of Broadfin Capital, LLC, the Investment Manager of Broadfin Healthcare Master Fund, Ltd. (together, the “Broadfin Entities”). Based on the information contained in a Schedule 13D/A filed jointly by the Broadfin Entities with the SEC on

September 22, 2016, the Broadfin Entities may be deemed to beneficially own the common shares held or to be acquired by each of them, and each of them has shared voting and dispositive power over all such common shares. The business address of the Broadfin Entities is 300 Park Avenue, 25th Floor, New York, NY 10022.

(8)

Includes (i) up to 3,038,778 common shares issuable upon exercise of warrants at an exercise price of $0.01 per common share and (ii) up to 2,840,909 common shares issuable upon exercise of fully paid-up warrants. Each of such warrants is expected to be acquired in the Private Placement.

(9)	The business address of The K2 Principal Fund L.P. is 2 Bloor Street West, Suite 801, Toronto, ON M4W 3E2.

(10)

Thomas DesChamps, the Director of Healthcare Value Capital LLC, which is the Investment Manager of Healthcare Value Partners, LP, may be deemed to beneficially own the common shares of the Company held or to be acquired by Healthcare Value Partners, LP, whose business address is 50 Tice Blvd, Suite 140, Woodcliff Lake, NJ 07677.

(11)

Jesse Ro, the Managing Member of Tiger Legatus Capital Management, LLC, retains investment discretion over the common shares of the Company held or to be acquired by Tiger Legatus Capital Management, LLC, and as such, may be deemed to beneficially own such common shares. The business address of Tiger Legatus Capital Management, LLC is 330 Madison Avenue, 24th Floor, New York, NY 10017.

(12)

Jason Aryeh is the Chairman of the board of directors of the Company and the common shares that he beneficially owns include common shares that may be acquired upon exercise of outstanding stock options or warrants that are presently exercisable or will be exercisable within 60 days of September 20, 2016.

(13)

Sarissa Capital Management LP, a Delaware limited partnership (“Sarissa Capital”), as the Investment Advisor to Sarissa Capital Offshore Master Fund LP, a Cayman Islands exempted limited partnership, and Sarissa Capital Domestic Fund LP, a Delaware limited partnership (together, the “Sarissa Funds”), may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common shares of the Company to be acquired by the Sarissa Funds. By virtue of his positions as the Chief Investment Officer of Sarissa Capital and as the managing member of Sarissa Capital’s general partner and as controlling the ultimate general partner of each of the Sarissa Funds, Alexander J. Denner, Ph.D. may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the common shares of the Company to be acquired by the Sarissa Funds. The business address of the Sarissa Funds is c/o Sarissa Capital Management LP, 660 Steamboat Road, Greenwich, CT 06830.

(14)

The common shares held or to be acquired by Armistice Capital Master Fund, Ltd. may be deemed to be beneficially owned by (i) Armistice Capital, LLC, the Investment Manager of Armistice Capital Master Fund, Ltd. and (ii) Steven Boyd, the sole Managing Member of Armistice Capital, LLC and the Director of Armistice Capital Master Fund Ltd. The business address of Armistice Capital Master Fund, Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 22nd Floor, New York, NY 10022.

(15)

Sam Hendel, Portfolio Manager of Levcap Alternative Fund, L.P., Ulysses Partners, L.P. and Ulysses Offshore Fund, Ltd. (together, the “Levin Funds”), may be deemed to beneficially own the common shares held or to be acquired by each of such Levin Funds. Levin Capital Strategies, L.P. (“LCS”) is the Investment Manager of the Levin Funds. In addition, LCS Securities, LLC, a broker-dealer that clears through National Financial Services, is a wholly-owned subsidiary of LCS. The Levin Funds has acquired and/or will acquire the common shares in the ordinary course of business and has no agreements or understandings with anyone to distribute such common shares. The business address of the Levin Funds is c/o Levin Capital Strategies, L.P., 595 Madison Avenue, 17th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

The selling shareholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling the common shares offered hereby, or interests in such common shares, received after the consummation of the Private Placement from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares offered hereby, or interests in such common shares, on any stock exchange, market or trading facility on which such common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of such common shares, or any interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell such common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling shareholders to sell a specified number of such common shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares, or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act; provided, that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or warrants, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Furthermore, pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by a FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by the selling shareholders for the sale of any common shares being registered pursuant to Rule 415 under the Securities Act.

To the extent required, the common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of the common shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Bull, Housser & Tupper LLP, Vancouver, British Columbia.

EXPERTS

QLT

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from QLT’s Annual Report on Form 10-K, as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and the effectiveness of QLT’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Aegerion

The consolidated financial statements of Aegerion at December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and the effectiveness of Aegerion’s internal control over financial reporting as of December 31, 2015 incorporated by reference in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which contains an explanatory paragraph describing conditions that raise substantial doubt about Aegerion’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements and which conclude, among other things, that Aegerion did not maintain effective internal control over financial reporting as of December 31, 2015, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14.                          Other Expenses of Issuance and Distribution

The expenses, other than underwriting discounts and commissions, expected to be incurred by QLT Inc. (“QLT”), in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$5,486.54
Printing and Filing Expenses	675.00
Legal Fees and Expenses	165,000.00
Accounting Fees and Expenses	35,000.00
Miscellaneous	1,000.00
Total	$207,161.54

Item 15.                          Indemnification of Directors and Officers

Under Section 160 of the Business Corporations Act (British Columbia) (the “BCA”), QLT may indemnify an eligible party including, but not limited to, a director or officer of QLT, a former director or officer of QLT or another individual who acts or acted at QLT’s request as a director or officer, or in a similar capacity, against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of such party having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation, to which such party is or may be liable. Indemnification will be prohibited if (i) giving indemnity or paying expenses is or was prohibited in the memorandum or articles, (ii) if in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of QLT or, (iii) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful. The BCA also provides, under Section 162, that QLT may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; however, the individual must agree in writing to undertake that if it is ultimately determined that the payment of expenses is prohibited by any of conditions (i), (ii) or (iii) above, the eligible party will repay the amounts advanced.

QLT’s articles provide that QLT shall indemnify, and pay expenses in advance of the final disposition of a proceeding of, a director or officer, a former director or officer or a person who acts or acted at QLT’s request as a director or officer, or in a similar capacity of another entity, and the heirs and personal or other legal representatives of such a person, in accordance with, and to the fullest extent and in all circumstances permitted by, the BCA.

QLT has entered into indemnification agreements with its officers and directors in respect of any legal claims or actions initiated against them in their capacity as officers and directors of QLT or QLT’s subsidiaries in accordance with applicable law. These agreements include bearing the reasonable cost of legal representation in any legal or regulatory action in which they may become involved in their capacity as QLT’s officers and directors. Pursuant to such indemnities, QLT bears the cost of the representation of certain officers and directors.

QLT maintains insurance for certain liabilities incurred by its directors and officers in their capacity with QLT or its subsidiaries.

Item 16.                          Exhibits

Exhibit	Description
2.1

Agreement and Plan of Merger, dated as of June 14, 2016, and Amendment No. 1 thereto, dated as of September 1, 2016, among Aegerion, QLT and Isotope (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-212971) initially filed by QLT and Aegerion with the SEC on August 8, 2016 and declared effective on October 6, 2016).

3.1	Articles of QLT dated May 25, 2005 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated May 25, 2005 filed on June 1, 2005).
5.1*	Opinion of Bull, Housser & Tupper LLP as to the validity of our common shares being registered pursuant to this registration statement.
10.1	Unit Subscription Agreement, dated as of June 14, 2016, among QLT and the Investors (incorporated by reference to Exhibit 10.1 of QLT’s Current Report on Form 8-K filed with the SEC on June 16, 2016).
10.2	Form of Warrant Agreement (incorporated by reference to Exhibit C of the Agreement and Plan of Merger, filed as Exhibit 2.1 hereto).
23.1*	Consent of Deloitte LLP, independent registered public accounting firm of QLT.
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Aegerion.
24.1*	Power of Attorney (included on signature page).

*                   Filed herewith.

Item 17.                          Undertakings

The undersigned registrant hereby undertakes:

1.                                      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.                                        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.                                     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.                                  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.                                      That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                                      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.                                        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.                                     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.                                      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.                                        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.                                     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.                                  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.                                 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.                                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver in British Columbia, Canada, on October 21, 2016.

QLT INC.

By:	/s/ Glen Ibbott
Name: Glen Ibbott
Title: Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Geoffrey F. Cox, Director and Interim Chief Executive Officer, Glen Ibbott, Senior Vice President of Finance and Chief Financial Officer, and Dori Assaly, Senior Vice President, Legal and Corporate Secretary, and each of them, any of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement on Form S-3 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of October, 2016.

Signature	Title

/s/ Jason M. Aryeh	Chairman of the Board of Directors and Director
Jason M. Aryeh

/s/ Geoffrey F. Cox	Interim Chief Executive Officer and Director (Principal Executive Officer)
Geoffrey F. Cox

/s/ W. Glen Ibbott	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
W. Glen Ibbott

/s/ Stephen L. Sabba	Director
Stephen L. Sabba

/s/ John C. Thomas, Jr.	Director
John C. Thomas, Jr.

EXHIBIT INDEX

Exhibit	Description
2.1

Agreement and Plan of Merger, dated as of June 14, 2016, and Amendment No. 1 thereto, dated as of September 1, 2016, among Aegerion, QLT and Isotope (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-212971) initially filed by QLT and Aegerion with the SEC on August 8, 2016 and declared effective on October 6, 2016).

3.1	Articles of QLT dated May 25, 2005 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated May 25, 2005 filed on June 1, 2005).
5.1*	Opinion of Bull, Housser & Tupper LLP as to the validity of our common shares being registered pursuant to this registration statement.
10.1	Unit Subscription Agreement, dated as of June 14, 2016, among QLT and the Investors (incorporated by reference to Exhibit 10.1 of QLT’s Current Report on Form 8-K filed with the SEC on June 16, 2016).
10.2	Form of Warrant Agreement (incorporated by reference to Exhibit C of the Agreement and Plan of Merger, filed as Exhibit 2.1 hereto).
23.1*	Consent of Deloitte LLP, independent registered public accounting firm of QLT.
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Aegerion.
24.1*	Power of Attorney (included on signature page).

*                   Filed herewith.